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                                                                EXHIBIT 10.34

                                    AGREEMENT



         This Agreement is made and entered into as of August 1, 1996 (the "Effective Date") by and between INSTANT VIDEO TECHNOLOGIES, INC., a Delaware corporation (hereinafter "IVT") and the INTERTAINER, a Delaware corporation (hereinafter "INTERTAINER"), with reference to the following facts:

WHEREAS, IVT is engaged in the design, development and licensing of interactive network technologies including certain software ("Burstware(TM)") related to the faster-than-real-time transmission of audio and video programming; and,

WHEREAS, The INTERTAINER is engaged in the business of developing a service designed to provide computer users, via broadband networks, with easy and enjoyable access to selected content material consisting of film, video and music content material such as movie trailers, short-form television programs, music videos, album samples, and information about retail products and services; and,

WHEREAS, the INTERTAINER has made arrangements with various third party entities to provide to the INTERTAINER the use of selected audio, video and graphic content material for use in conjunction with a user interface demonstration, which the INTERTAINER shall cause to be designed and built by a third party entity; and,

WHEREAS, said user interface demonstration shall be delivered in a timely manner by said third party in a form that will enable a PC with a CPU of 486/66, or faster, utilizing a Windows 95 operating system, to engage in interactive navigation from screen to screen; and,

WHEREAS, the INTERTAINER has contracted with a third party entity to design and build a fully functional version of said user interface demonstration; and,

WHEREAS, the INTERTAINER desires to provide IVT with the unrestricted use of said user interface demonstration, including the use of all third party software and third party content material incorporated into, and attached to, said user interface demonstration.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definition of User Interface Demonstration. For the purpose of this Agreement the term "user interface demonstration" shall refer to a demonstration version of a user interface that the INTERTAINER shall cause to be designed, built, and delivered in a form that will provide its user with interactive selecting and navigating capability on a PC with a CPU of 486/66, or faster, utilizing a Windows 95







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operating system. It is understood by and between the parties that said user interface demonstration, shall consist of multiple 'screens' which shall, through the use of book engine software and an intelligent agent software incorporated into said user interface demonstration provide the user with the ability to navigate from one screen to another by 'clicking' on 'hot-buttons' located on each screen, and select content material (video, audio, text and graphics) which shall be integrated onto selected buttons. It is further understood and agreed by and between the parties that the INTERTAINER shall cause said user interface demonstration to be delivered for use to IVT in a form that contains all necessary design, integration, book engine software, intelligent agents software, and content material necessary said user interface demonstration to run on said 486/66 PC. It is further understood and agreed by the parties hereto that to the extent that video and audio content material is utilized in conjunction with said user interface demonstration, and said content material is stored on a remote server, then IVT shall provide the INTERTAINER with a non-commercial Burstware(TM) development license for the purpose of transmitting said content material in faster-than-real-time from remote server(s) to client a PC; said Burstware(TM) development license shall only apply to said user interface demonstration, and shall be restricted to non-commercial demonstrations only.

2.       Consideration.

         2.1 In exchange for certain rights as more fully described in Section 3 hereinbelow, IVT shall pay up to a maximum of fifty percent (50%), but not more than Thirty-Five Thousand Dollars ($35,000), whichever amount is lower, of the cost incurred by the INTERTAINER in the design, development and building of said user interface demonstration.

         2.2 Payments made by IVT pursuant to paragraph 2.1 above shall be subject to receipt and approval by IVT of a copy of any and all contracts entered into by the INTERTAINER and third party entities engaged by the INTERTAINER for the purpose of designing, developing and building said user interface demonstration.

3. Rights of IVT. In exchange for said consideration to be paid to the INTERTAINER as set forth hereinabove, IVT shall be entitled to the following:

         3.1 The right to approve the final screen design, and interactive functionality of said user interface demonstration.

         3.2 An unlimited right to utilize said user interface demonstration in conjunction with non-commercial transmissions involving the use of Burstware(TM).

4.       Rights and Clearances, and Holdharmless.

         4.1 The INTERTAINER shall provide to IVT evidence of all rights and clearances issued by third party content owners who provide content material to the INTERTAINER for use with said user interface demonstration, and said rights and






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clearances shall be in a form to enable IVT to utilize said content material in conjunction with non-commercial transmissions involving the use of Burstware(TM).

         4.2 The INTERTAINER shall hold IVT harmless with respect to any and all liability relating to, or arising from IVT use of said user interface demonstration, and all software and content materials contained therein.

5. Respective Rights of the Parties. It is understood by and between the parties that IVT shall have the right to utilize said user interface demonstration, and the INTERTAINER shall have the right to utilize Burstware(TM) to demonstrate its respective products and services to third parties. However, neither party shall have the right to make any representations on behalf of the other without prior approval of the other.

6.       Relationship Manager.

         6.1 During the term of this Agreement IVT shall designate a Relationship Manager for the purpose of coordinating all activities between the parties. It is understood and agreed by and between the parties that the INTERTAINER shall direct all inquiries relating to this Agreement only to said Relationship Manager. IVT hereby designates Therese A. Stacy, its Vice-President of Business Development as its Relationship Manager.

7.       Term.  The term of this Agreement shall be thirty-six (36) months.

8. Termination. IVT shall have the right to terminate this Agreement for cause. For the purpose of this Agreement, "cause" shall be defined a failure by the INTERTAINER to deliver to IVT, the user interface demonstration in a form acceptable to IVT.

9. Maintenance of Confidentiality. Notwithstanding the termination of this Agreement pursuant to paragraph 8 above, the INTERTAINER shall continue to be obligated to protect the confidentiality of all information relating to IVT and its Burstware(TM) products and application. The extent of said confidential information is more fully set forth in the Reciprocal Confidentiality Agreement that was entered into between the parties, a copy of which is attached hereto and incorporated herein by reference.

10.      General Provisions

         10.1 Governing Law and Attorneys Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any litigation regarding this Agreement shall be filed in and heard by the state or federal courts with jurisdiction to hear such disputes, and the parties hereby submit to the personal jurisdiction of such courts. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.








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         10.2 Public Pronouncements. The parties may jointly develop a press release announcing this Agreement. Except as otherwise provided by law, all press releases and public pronouncements concerning this Agreement shall be subject to the review and approval of both parties.

         10.3  Other Provisions.

               (a) Neither party shall assign or otherwise transfer the Agreement or any interest herein without the prior express written consent of other party. Any such purported assignment or transfer without the prior express written consent shall be null and void. This Agreement shall be binding upon the parties hereto, their successors and permitted assigns.

               (b) The parties agree that this Agreement, together with any addenda or exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements or understanding, whether written or oral and may be amended from time to time in writing by mutual agreement of the parties. No party shall be bound by any change, alteration, amendment, modification or attempted waiver of any of the provisions hereof unless in writing and signed by an authorized officer of the party against whom it is sought to be enforced.

               (c) Nothing contained in the Agreement shall be construed as creating a joint venture, partnership, limited partnership, agency and/or employment relationship between or among the parties hereto and the parties acknowledge that no other facts or relationship exist that would create any such relationship between the parties.

               (d) Unless otherwise provided herein, any notice required or permitted under this Agreement must be given in writing and shall be deemed to have been effectively given upon personal delivery to the party to be notified, by confirmed facsimile or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below or at such other address as such party may designate by 10 days advance written notice to all other parties given in conformity with this Section.

               (e) In the event that any provision of this Agreement shall be deemed to be illegal or otherwise unenforceable, such provision shall be severed and the balance of the Agreement shall continue in full force and effect.




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               (f) This Agreement may be originally executed in one or more counterparts, each of which shall be deemed an original.

               IN WITNESS WHEREOF, the undersigned have executed this Development and License Agreement as of the 1st day of August 1996.

INSTANT VIDEO TECHNOLOGIES, INC.          THE INTERTAINER
a Delaware corporation                    a Delaware corporation

By: /s/ Gary R. Familian                  By:  /s/ Jonathan Taplin
   -------------------------                 -------------------------
Name:   Gary R. Familian                  Name:    Jonathan Taplin
     -----------------------                   -----------------------

Title:         President                  Title: Managing Director
      ----------------------                    -----------------------


Address:                                  Address:
500 Sansome Street, Suite 503             3000 W. Olympic Boulevard, Suite 1230
San Francisco, California  94111          Santa Monica, California  90404
Facsimile:  415-391-3392                  Facsimile:  310-449-4055












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